EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41766) of Berkshire Hills Bancorp, Inc. of our report dated June 28, 2018 relating to the financial statements of Berkshire Bank 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 28, 2018